ATTACHMENT D

                           PURCHASE OPTION AGREEMENT

Bishop Powers, Ltd., A Colorado Limited Partnership, Managing Partner; Bishop Capital Corp., A Wyoming Corp., c/o Robert E. Thrailkill (Owner)

whose address is

         716 College View Dr., Riverton, WY 82561
         c/o Highlands Commercial Group LLC, 800 Holly Sugar Bldg., Colorado Springs, CO 80903 J. Spittler,

in consideration of Diamond Shamrock Refining and Marketing Company, whose address is P.O. Box 696000, San Antonio, Texas 78269-6000 (Buyer), paying to Owner within ten (10) days from receipt of this agreement signed by both parties One Thousand and No/100-----Dollars ($1,000.00), called option money.

Owner hereby grants to Buyer for a period of sixty (60) days from the date of this agreement, the exclusive option of purchasing from Owner for the total purchase price of Three Hundred Fifty Thousand and No/100----Dollars ($350,000.00) and upon the provisions hereinafter set out, the following described tract of land located in Colorado Springs, El Paso County, Colorado:


     A tract of land having a minimum of 43,000 square feet exclusive of any present or proposed rights-of-way or dedications to a public authority and said tract of land located 530 feet west of the northwest corner of the intersection of Powers Blvd. and Palmer Park Blvd. shall have a minimum frontage of 200 feet along, adjoining and adjacent to Palmer Park Blvd. with a depth of 220 feet therefrom and a minimum frontage of 220 feet along, adjoining and adjacent to the proposed right-in, right-out Palmer Park Access with a depth of 200 feet therefrom.

     Owner hereby grants to Buyer and its employees and representatives, at anytime, and from time to time, the right to enter upon the land and make, at Buyer's expense, a survey of said land containing the type of information shown on attached Exhibit "A" and such engineering, soil, or other tests it may desire. At the closing, the cost of the survey made by Buyer will be credited against the payment of the purchase price. Upon Buyer giving Owner written notice of its election to purchase the land, the following provisions shall apply:

     1. Buyer shall tender to Commonwealth Land Title Insurance Co. Attn: whose address is 121 E. Vermijo Ave. Colorado Springs, Colorado 80903

(Escrow Agent), its check in the amount of Three Thousand Five Hundred and no/100 Dollars ($3,500.00), as earnest money, and a signed copy of this agreement for acceptance by Escrow Agent.

     2. For purposes of this agreement, the term "Buyer's Purpose" shall mean the construction and operations of a self-service retail gasoline service station, car wash and convenience store (including the sale of beer and wine) of the type and size desired by Buyer with approaches, curb cuts and free standing signs in accordance with Buyer's design.

     3. Within thirty (30) days from the date Buyer's notice of election to purchase is given, Owner shall, at its expense, furnish to Buyer the following:

     a) evidence satisfactory to Buyer that water, sewer, telephone, gas and electricity are available to the land from public utility companies and located in public easements adjacent to the land.

     b) an interim title insurance binder and sample form of title policy covering the land, prepared and issued by a title insurance company acceptable to Buyer with copies of all documents shown on said title insurance binder as an exception to title; and

     c) certificates from all appropriate governmental authorities reflecting that a search has been made for, and there are no chattel mortgages, conditional sales contracts, financing statements and other similar instruments creating liens of any kind affecting the land or personal property located thereon.

     4. If any engineering, soil or other tests are made by Buyer and do not show to Buyer's satisfaction the land is suitable for use for Buyer's Purpose, notwithstanding anything contained herein to the contrary, Buyer may terminate this agreement at any time thereafter by giving Owner written notice of termination.

     5. If required in order for Buyer to obtain a building permit or other governmental authorizations to use or improve the land for Buyer's Purpose, Owner shall prior to closing and at Owner's expense, subdivide and plat the land in accordance with all applicable governmental ordinances, regulations, rules and laws. Before Owner delivers said plat to the governmental authorities for approval and recording, Owner shall deliver said plat to Buyer for Buyer's approval. Buyer reserves the right to raise objections to any matters contained in said plan.

     6. Buyer shall have thirty (30) days after receipt of the survey and all data to be provided hereunder to approve same. If, in the opinion of Buyer: (i) the form of title insurance policy and issuing company are acceptable; (ii) the policy does not contain any exception on account of, and the land is free and clear of, any and all restrictions, reservations, covenants, laws, zoning or other ordinances or regulations, easements, rights-of-way or other circumstances of any kind which would prevent, hinder or impede ingress to or egress from the land, the improvement or use of the land for Buyer's Purpose, or the issuance to Buyer of a building permit and any other permits required or deemed necessary by the applicable governmental authority in order for Buyer to improve and use the land for Buyer's Purpose; (iii) water, sewer, telephone, gas and electricity are available to the land from public utility companies and located in public easements adjacent to the land; (iv) there are no exceptions which constitute an objection to marketable title; (v) Owner will be able to deliver to Buyer at the closing good, marketable and unencumbered title to, and immediate and exclusive possession of the land; and (vi) all other requirements set forth in this agreement have been satisfied to Buyer's satisfaction, then this sale shall be closed promptly. If, in the opinion of Buyer, any requirement set forth in this agreement has not been satisfied to Buyer's satisfaction, Buyer shall give Owner written notice pointing out any objections or defects. Owner shall within thirty
(30) days after receipt of such notice cure such objections and defects to the satisfaction of Buyer. If such objections and defects are so cured and no additional objections or defects have arisen, then this sale shall be closed promptly. If such objections and defects are not so timely cured, Buyer may, at its option, waive same by giving written notice to Owner of such waiver within fifteen (15) days after the expiration of said thirty (30) day period, and then this sale shall be closed promptly. If Buyer does not notify Owner of such waiver within said time period, this agreement shall terminate.

                                  OPTION #245

     7. At the closing of this sale, Buyer will deliver to Escrow Agent a check in an amount equal to the difference between (i) the option money plus the earnest money, plus the cost of a survey of the land obtained by Buyer and (ii) the total purchase price set forth herein. Owner shall deliver to Buyer a duly executed and acknowledged general warranty deed covering the land, in a form acceptable to Buyer. Owner shall deliver to Buyer an Owner's title insurance policy issued in favor of Buyer for an amount equal to the total purchase price. If Buyer so directs, Owner agrees that the general warranty deed and Owner's title insurance policy required under this Agreement will be delivered in the name of and in favor of Buyer's nominee or designee. All ad valorem and personal property taxes assessed, or to be assessed against the land for the then current year shall be prorated between Owner and Buyer as of the closing date. All sales, use, transfer and similar taxes relating to said transaction shall be borne by and shall be the responsibility of Owner, and if Buyer is obligated or required to pay any such taxes, the amount Buyer so pays or is required to pay shall be credited toward the payment of the total purchase price hereunder The Escrow Agent's fees, and fees or commissions due any real estate agent, or agents, shall be paid by Owner. Each party shall be responsible for its own closing costs over and above those enumerated above.

     8. At the closing of this transaction Owner will deliver to Buyer. in a form acceptable to Buyer, dated as of the date of the closing, a statement declaring, under penalty of perjury, Owner is not a "Foreign Person" as defined in Section 1445(f)(3) of the Internal Revenue Code, and that Section 1445(a) of the Internal Revenue Code is not applicable to this transaction. If such statement is not delivered at closing, Buyer shall have the right to withhold from the total price payable to Owner under this agreement, such amount as Buyer deems necessary to satisfy the obligation imposed upon Buyer by Section 1445(a) of the Internal Revenue Code, not to exceed ten percent (10%) of the total purchase price.

     9. Owner represents and warrants to Buyer as of the date of this sale the following: 1) to the best of Owner's knowledge, the land is free and clear of all restrictions, covenants, reservations, ordinances or other circumstances which would prevent, hinder or impede (a) the improvement or use of the land,
(b) ingress to or egress from the land, or (c) the issuance of permits for construction of the improvements Buyer deems necessary for Buyer's Purpose; 2) the land has the frontage along, adjacent to and adjoining the public highways or streets represented above; and 3) water, sewer, gas and electricity are available to the land from public companies and located in public easements adjacent to the land. Owner's representations and warranties shall survive the closing of this sale and the execution and delivery of the deed contemplated herein.

     10. Upon the termination of this agreement, Escrow Agent will return any earnest money to Buyer and, any deed delivered by Owner to Escrow Agent; to Owner, and neither Owner nor Buyer shall be obligated to perform further hereunder. If, after approval of said title, deed, title policy, title company, and other data to be provided hereunder, and the satisfaction of all other requirements of this agreement. Buyer defaults in its obligation to purchase said land, Escrow Agent shall deliver to Owner the earnest money and any deed delivered by Owner to Escrow Agent, and Owner shall retain the earnest money and option money as liquidated damages and its sole remedy. If Buyer terminates this agreement because Owner fails to fulfill Owner's obligations hereunder, Escrow Agent will return to Buyer all earnest money, and Owner shall return to Buyer, all option money paid by Buyer to Owner.

     11. Notices or data required to be delivered to Owner by Buyer shall be deemed delivered when delivered to Owner in person, or deposited in the U.S. Mail, duly stamped and addressed to Owner at its address set forth above. All documents and data to be delivered to Buyer shall be deemed given when delivered to Buyer at its address set forth above.

     12. If Escrow Agent shall decline to accept this escrow, this agreement nevertheless shall remain binding, and Buyer shall not be required to make any earnest money deposit. Waiver of any representation or warranty contained herein to be binding on Buyer must be in writing, and signed by an authorized representative of Buyer. This agreement constitutes the entire agreement between the parties and shall be binding upon and inure to the benefit of their heirs, devisees, legal representatives, successors and assigns and may be amended or altered only by written instrument duly signed by the parties. Buyer may assign this agreement to a third party without the consent of Owner.


     13. Special Provisions:

     See attached addendum.

     If not signed by Owner and returned to Buyer within fifteen (15) days from the date hereof, Buyer may consider this agreement null and void.

DATED this         day of        19             TAX ID or SSN:  83-0306089
           --------       -------   ---                       ------------------

DIAMOND SHAMROCK REFINING             Bishop Powers, Ltd. A CO ltd. partnership
AND MARKETING COMPANY                 Bishop Capital Corp., a WY corp.
                                      ------------------------------------------
                                      (Company Name)

By: /S/  N.T. AUSTIN                  By:  SEE ATTACHED COUNTERPROPOSAL
--------------------------------      -----------------------------------------
Manager, Real Estate N.T. Austin       Title Managing Partner           (Owner)
                          (Buyer)

                                       By:  /S/  ROBERT THRAILKILL
                                          -------------------------------------
                                          Robert Thrailkill             (Owner)

The foregoing escrow is accepted by, and Escrow Agent acknowledges receipt of the earnest money deposit described above and agrees to disperse said earnest money and any other funds and documents received by it hereunder in accordance with the provisions of this agreement.


                                        ---------------------------------------
                                        (Title Company Name)

By:                                      By:
    ------------------------------          -----------------------------------
    Title:                                   Title:
   (Escrow Agent)

                   ADDENDUM TO PURCHASE OPTION AGREEMENT #245
                               SPECIAL PROVISIONS

1) Actual size and dimensions of tract shall be determined by survey; however, the tract shall not be less than 43,000 SF.

2) No less than the proposed right-in, right-out access along tracts easterly boundary and the full motion access along tract's westerly boundary shall be acceptable to Buyer.

3) Buyer shall install the proposed right-in, right-out access road at its expense with the second user reimbursing Buyer 1/2 the cost.

4) Owner shall install the proposed full motion access and subsequent service road and remove trees along Sand Creek at its sole expense prior to closing.

5) All other required offsite public improvements shall be installed by Owner at its sole expense prior to closing.

6) Owner shall be obligated to receive all necessary approvals for the development of the PBC-2 tract.

7)   Owner  shall  furnish  Buyer a  "finished  pad" ready to  develop  with all
     utilities,   including  3-phase  electrical,   to  property  line  and  pad
     elevations to Buyers satisfaction prior to closing.

8) Buyer shall have the perpetual use of the top 33.3% (50 SF) of one of the two authorized PBC-2 District signs to be installed along Powers Blvd. R.O.W. to Buyers satisfaction. Said sign shall be 30 feet high, 150 SF total signage each side per city code. Buyer shall participate in the cost of said sign after entering into a sign agreement and agreeing to design of sign with owner prior to closing.

9) The balance of the 22+ acre PBC-2 tract shall be restricted against gasoline sales, c-stores sales and car wash.

10) Closing shall not occur until Buyer has obtained all required permits necessary to construct the facility for Buyer's Purpose on the property.




a:\Add245.doc32                                                        07/05/96

                                    REALTOR

 =================
 HIGHLAND
 COMMERCIAL GROUP
 =================
                                                  The  printed  portions of this
                                                  form,   except    (italicized)
                                                  (differentiated)    additions,
                                                  have  been   approved  by  the
                                                  Colorado      Real      Estate
                                                  Commission (CBS 3-9-95)


THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING.


                                COUNTERPROPOSAL

                                                                August  6,  1996
                                                                ----------------

RE: Proposed contract to buy and sell the following described real estate in the County of El Paso, Colorado, to wit:

Approximately 49,200 square feet, to be platted, approximately 535, west of the northwest intersection of Palmer Park Blvd. and Powers Blvd as shown on attached drawing.

known as No.  na
--------------------------------------------------------------------------------
               Street Address                               City

dated     undated                   19
      -------------------------     --------------

between Bishop Powers Ltd. Colorado Limited Partnership, Seller
--------------------------------------------------------------------------------

and Diamond Shamrock Refining and Marketing Company, Buyer.
--------------------------------------------------------------------------------

The undersigned accepts the proposed contract, subject to the following amendments:


     See  Attached   Addendum  A,  attached   hereto,   and  by  this  reference
     incorporated herein.

     1. Buyer and Seller hereby acknowledge that the attached Addendum A was prepared by James E. Spittler, Jr., of Highland Commercial Group, LLC, and has not been approved by the Colorado Real Estate Commission. Both Buyer and Seller should consult their respective legal counsels with respect to this Agreement.

     2. Seller will deliver a special warranty deed.

     3. If Buyer has not closed within 180 days after the later of final plat approval and final development plan approval and recordation, this contract shall terminate.

All other terms and conditions shall remain the same. This counterproposal shall expire unless accepted in writing, by Buyer and Seller, as evidenced by their signatures below, and the offering party to this document receives notice of such acceptance on or before August 21, 1996. If accepted, the proposed contract, as amended hereby, shall become a contract between Seller and Buyer.


/S/  ROBERT E. THRAILKILL                /S/  ROBERT E. THRAILKILL
-----------------------------------      ---------------------------------------
Seller Bishop Powers, Ltd.               Seller

Date of Seller's Signature   8-6-1996    Date of Seller's Signature   8-28-1996
                            ---------                                ----------

Seller's Address:  716 College View Dr., Riverton, WY 82561
--------------------------------------------------------------------------------


/S/  N. T. AUSTIN
------------------------------------     ---------------------------------------
Buyer Diamond Shamrock Refining           Buyer
and Marketing Company


Date of Buyer's Signature  Aug 21, 1996    Date of Buyer's Signature       19
                          --------------                              ----------

Buyer's Address:  PO Box 696000, San Antonio, TX 78269-6000
--------------------------------------------------------------------------------

N.B. When this counterproposal form is used, the proposed contract is not to be signed by the party initiating this counterproposal. This counterproposal must be securely attached to the proposed contract.

Counterproposal

ISG-McAllister Publishing (800) 336-1027 Prepared at Highland Commercial Group, Colorado Springs, CO (719) 577-0044

                                   ADDENDUM A

Addendum to the Counterproposal to the Purchase Option Agreement, "AGREEMENT", between Diamond Shamrock Refining and Marketing Company, as "Buyer" and Bishop Powers Ltd, a Colorado Limited Partnership as "Seller".

                             ADDITIONAL PROVISIONS

a. The tract of land shall be 205', west to east, from the centerline of the full access driveway to the centerline of the right-in/right-out driveway, by 240 feet, south to north, from the north right of way line of Palmer Park Blvd to the centerline of the west to east access easement. The total square footage conveyed to Diamond Shamrock shall be 49,200 sf.

b. The Seller shall be responsible for installation of the access roads and utilities to the site.

c. The Purchase price shall be $388,850.00

d. Buyer shall supply Seller with its develofpment plan for the site so that Seller can prepare a site development plan and plat for the City of Colorado Springs. This Agreement is specifically contingent upon Seller getting the necessary approvals from the City of Colorado Springs for the development plan and plat, on terms and conditions that are acceptable to Seller at its sole discretion.

e. Buyer and Seller to agree upon the site rough grading plan.

f. Signage agreement in the Agreement is agreed upon, subject to signage ordinances continuing to allow two 150 sf project pole signs.

g. Previous contract conditions notwithstanding, Buyer shall have sixty (60) days from the date of mutual execution of the "Agreement" to determine at its sole discretion that the property is suitable for his intended use as provided hereinbelow. Seller represents and warrants the Property is vacant, is not now, and to Seller's knowledge has never been used in violation of any of the laws set out in this paragraph.Purchaser acknowledges and agrees that Seller has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (i) the value, nature, quality or condition of the Property, including, without limitation, the water, soil and geology; (ii) the income to be derived from the Property; (iii) the suitability of the Property for any and all activities and uses which Purchaser may conduct thereon; (iv) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body; (v) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property, or (vi) any other matter with respect to the Property; and Seller specifically disclaims any representations regarding compliance with any environmental protection, pollution or land use laws, rules, regulations, orders or requirements, including solid waste, as defined by the U.S. Environmental Protection Agency regulations at 40 C.F.R., Part 261, or the disposal or existence, in or on the Property, of asbestos or any hazardous substance, as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and regulations promulgated thereunder. Except as set out herein, Purchaser further acknowledges and agrees that having been given the opportunity to inspect the Property, Purchaser is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller or Broker other than as is stated in this Contract. Purchaser further acknowledges and agrees that any information provided or to be provided by or on behalf of Seller with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information and makes no representations as to the accuracy of such information and makes no representations as to the accuracy or completeness of such information. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property, or the operation thereof, furnished by any real estate broker, agent, employee, servant or other person. Purchaser further acknowledges and agrees that to the maximum extent permitted by law, the sale of the Property as provided for herein is made on an "AS IS" condition and basis with all faults. Purchaser and anyone claiming by, through or under Purchaser hereby fully and irrevocably releases Seller, his employees, representatives and agents, from any and all claims that may now or hereafter acquire against Seller, his employees, representatives and agents for any cost, loss, liability, damage, expense, demand, action or cause of action arising from or related to any defects, errors, omissions or other conditions, including environmental matters, affecting the Property, or any portion thereof on and after the closing. It is understood and agreed that the purchase price has been adjusted by prior negotiation to reflect that all of the Property is sold by Seller and purchased by Purchaser subject to the foregoing. In the event that Purchaser does not notify Seller in writing, during the above 60 day period that the property is not acceptable, "Notification," then this contract shall be deemed to be in full force and effect, subject to the other provisions of the Agreement.

i. Purchaser acknowledges timely disclosure by James E. Spittler Jr., and Highland Commercial Group that they are acting as Listing Broker in this transaction, and as such have a fiduciary responsibility to the Seller.

thrds2

               FIRST AMENDMENT OF PURCHASE OPTION:AGREEMENT #245
                     BY AND BETWEEN BISHOP POWERS, LTD. AND
                DIAMOND SHAMROCK REFINING AND MARKETING COMPANY

Bishop Powers, Ltd. ("Owner") and Diamond Shamrock Refining and Marketing Company ("Buyer") having executed that certain Purchase Option Agreement Number 245 dated August 28, 1996 for property located west of the northwest corner of Powers and Palmer Park Blvd., do hereby amend said Agreement as follows:

       Buyer's option period shall be extended through November 13, 1996

Except as specifically amended herein, all other provisions of said Purchase Option Agreement shall remain in full force and effect.

DATED this the 3rd day of October, 1996

DIAMOND SHAMROCK REFINING                     BISHOP POWERS, LTD.
AND MARKETING COMPANY
                                              BISHOP CAPITAL CORP.
                                              MANAGING PARTNER

By: /S/  N.  T.  Austin                       By:  /S/  ROBERT THRAILKILL
-----------------------------------           ----------------------------------
Real Estate Manager                               Robert Thrailkill

A:\3rd245.doc35
da                                                                      10/03/96

                                                                   M.  L.  Cloin
                                                                 General Manager
                                                        Real Estate/Acquisitions
Diamond Shamrock


                               November 13, 1996

                                                                  CERTIFIED MAIL
                                                        RETURN RECEIPT REQUESTED

Bishop Powers, Ltd.
Attn: Robert Thrailkill
716 College View Dr.
Riverton, Wyoming 82561

RE: Purchase Option Agreement No. 245 dated August 28, 1996, by Bishop Powers, Ltd. et.al. and between Diamond Shamrock Refining and Marketing Company covering property located west of the northwest corner of Powers and Palmer Park Blvd., Colorado Springs, El Paso County, Colorado

Dear Sirs:

In accordance with the above referenced agreement covering the subject property, this letter constitutes notice from Diamond Shamrock of election to purchase the subject property.

We are immediately tendering our earnest money funds in the amount of $3,500 as well as a copy of the Purchase Agreement to Commonwealth Land Title Insurance Company for acceptance into escrow.

If you have any questions, do not hesitate to contact us.

Sincerely,


/S/  M. L. CLOIN
------------------------------
M.  L.  Cloin

MLC/da
 cc:   K. Eaton             V. M. Calderon
       D. Miller            T. Austin
       J. McAlister         K. King
       B. Beadle            D. Thurmond
       H. Green

a:ern245.doc

Diamond Shamrock PO.Box 696000.San Antonio, Texas 78269-6000.
Phone: 210 641-6800